Exhibit 99.1
Carter Validus Mission Critical REIT II, Inc. Reports
Second Quarter 2018 Results
TAMPA, FL (August 29, 2018) - Carter Validus Mission Critical REIT II, Inc. (the "Company") announced today its financial and operating results for the quarter ended June 30, 2018.
2018 Second Quarter Highlights

•	Net income attributable to common stockholders totaled $7.2 million.

•	Net operating income, or NOI, totaled $34.2 million.

•	Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to common stockholders equaled $21.5 million.

•
Modified funds from operations, or MFFO, as defined by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association), or the IPA, attributable to common stockholders equaled $17.0 million.

•	The Company acquired three real estate properties for an aggregate purchase price of $74.8 million.
An explanation of Funds from Operations, Modified Funds from Operations and net operating income as well as reconciliations of such non-GAAP Financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.
Financial Results

•	Net income attributable to common stockholders totaled $7.2 million for the quarter ended June 30, 2018, compared to $4.6 million for the quarter ended June 30, 2017, or a 57% increase.

•
FFO attributable to common stockholders equaled $21.5 million for the quarter ended June 30, 2018, representing year-over-year growth of 57% compared to FFO attributed to common stockholders of $13.7 million for the quarter ended June 30, 2017.

•
MFFO attributable to common stockholders equaled $17.0 million for the second quarter of 2018, representing year-over-year growth of 57% compared to MFFO attributable to common stockholders of $10.8 million for the same period in the prior year.

•
During the second quarter of 2018, the Company paid aggregate distributions of $20,255,000 ($9,976,000 in cash and $10,279,000 reinvested in shares of common stock pursuant to the distribution reinvestment plan, or DRIP) and declared distributions per share of $0.16. During the second quarter of 2018, the Company paid aggregate distributions and declared distributions per share of each class of common stock as follows:

Class A Shares:
- paid distributions of $13,544,000 ($6,962,000 in cash and $6,582,000 reinvested in shares of common stock pursuant to the Company's DRIP);
- declared distributions per share of $0.16.
Class I Shares:

- paid distributions of $1,413,000 ($779,000 in cash and $634,000 reinvested in shares of common stock pursuant to the DRIP);
- declared distributions per share of $0.16.
Class T Shares:
- paid distributions of $5,241,000 ($2,217,000 in cash and $3,024,000 reinvested in shares of common stock pursuant to the DRIP);
- declared distributions per share of $0.14.
Class T2 Shares:
- paid distributions of $57,000 ($18,000 in cash and $39,000 reinvested in shares of common stock pursuant to the DRIP);
- declared distributions per share of $0.14.
Operating Results
The Company generates almost all of the net operating income from property operations. In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development. By evaluating the property net operating income of the same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and determine the effects of new acquisitions on net income.

	Three Months Ended June 30,
(in thousands)	2018	2017	Change
Revenue:
Same store rental and parking revenue	$22,439	$22,442	$(3)
Same store tenant reimbursement revenue	4,067	3,809	258
Non-same store rental, parking and tenant reimbursement revenue	17,037	1,350	15,687
Other operating income	407	1	406
Total revenue	43,950	27,602	16,348
Expenses:
Same store rental and parking expenses	5,020	4,817	203
Non-same store rental and parking expenses	4,682	483	4,199
Net operating income	34,248	22,302	11,946
See the reconciliation of net income, which is the most directly comparable GAAP financial measure, to net operating income for the three months ended June 30, 2018 and 2017, included at the end of this release.

•	Total second quarter 2018 revenue of $44.0 million was a 59% increase over total revenue of $27.6 million for the same period in the prior year.

•	NOI totaled $34.2 million for the quarter ended June 30, 2018, representing an increase of approximately 53% compared to NOI of $22.3 million for the quarter ended June 30, 2017.

•	There was an increase in contractual rental revenue resulting from average annual rent escalations of 1.46% at the Company's same store properties, before the impact of straight-line rental revenue.

•	Second quarter 2018 non-same store rental and parking revenue and tenant reimbursement revenue increased from the same period in the prior year due to property acquisitions.

Portfolio Overview and Leasing Activity

•
As of June 30, 2018, the Company owned 57 real estate investments, consisting of 75 properties, comprising approximately 5,455,000 of rental square feet, which had an aggregate purchase price of approximately $1.7 billion.

•	The Company’s real estate investments are located in 38 metropolitan statistical areas, or MSAs.

•
As of June 30, 2018, the Company had 134,000 square feet of vacant rentable space. The Company leased 31,000 square feet during the second quarter of 2018 at the 250 Williams Atlanta Data Center, which included a renewal of the existing leased space and an expansion into vacant space.

•	The Company's operating real estate investments have a weighted average occupancy rate of 97.5% as of June 30, 2018.

•
During the second quarter of 2018, the Company acquired three real estate properties, consisting of two healthcare properties and one data center, for an aggregate purchase price of $74.8 million. The properties total approximately 133,000 rentable square feet, are 100% leased and have remaining lease terms ranging from seven to twelve years at June 30, 2018.

•
Year-to-date, the Company has acquired five real estate properties, consisting of two healthcare properties and three data centers, for an aggregate purchase price of approximately $126.9 million. The properties total approximately 266,000 rentable square feet, have a weighted average occupancy of 91% and have a weighted average remaining lease term of 7.6 years.

•	As of June 30, 2018, the weighted average remaining lease term of the Company's real estate properties was 9.75 years.
Michael Seton, Chief Executive Officer, President and Director, stated, “We believe we remain on pace for achieving our targeted acquisition volume for 2018 and are confident that we are building a diversified, well-positioned portfolio of data center and healthcare properties. We will continue to diligently manage our portfolio to continually find ways to maximize value for our stockholders.”
Balance Sheet and Liquidity

•
On April 27, 2018, the Company amended and restated its credit agreement to add seven new lenders and to increase the maximum commitments available under the secured credit facility from $425,000,000 to an aggregate of up to $700,000,000, consisting of a $450,000,000 revolving line of credit, with a maturity date of April 27, 2022 (with one, 12-month extension option), and a $250,000,000 term loan, with a maturity date of April 27, 2023. In connection with the amendment and restatement, the annual interest rate payable under the secured credit facility was decreased to, at the Company’s option, either (a) the London Interbank Offered Rate, plus an applicable margin ranging from 1.75% to 2.25%, which is determined based on the overall leverage of the Company; or (b) a base rate, which means, for any day, a fluctuating rate per annum equal to the prime rate for such day, plus an applicable margin ranging from 0.75% to 1.25%, which is determined based on the overall leverage of the Company.

•
As of June 30, 2018, the Company had total principal debt outstanding of $778.0 million, consisting of $468.0 million in notes payable and $310.0 million on the credit facility and a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to total aggregate purchase price and additional capital expenditures of real estate assets, of 39.9%. The Company’s outstanding debt was comprised of 73.0% fixed rate debt (including debt fixed through the use of interest rate swaps) and 27.0% variable rate debt.

•	At June 30, 2018, the Company had liquidity of $261.8 million, consisting of $73.2 million in cash and cash equivalents and $188.6 million in borrowing base availability on the credit facility.

Use of Non-GAAP Information
Net operating income, a non-GAAP financial measure, is defined as total revenues, less rental and parking expenses, which excludes depreciation and amortization, general and administrative expenses, acquisition related expenses, asset management fees and interest expense, net. The Company believes that net operating income serves as a useful supplement to net income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis. Net operating income should not be considered as an alternative to net income determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, net operating income should be examined in conjunction with net income as presented in the condensed consolidated financial statements and data included on the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2018.
The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to net operating income for the three months ended June 30, 2018 and 2017 (amounts in thousands):

	Three Months Ended June 30,
	2018	2017

Revenue:
Rental, parking and tenant reimbursement revenue	$43,950	$27,602
Expenses:
Rental and parking expenses	9,702	5,300
Net operating income	34,248	22,302

Expenses:
General and administrative expenses	1,339	1,212
Asset management fees	3,233	2,351
Depreciation and amortization	14,282	9,025
Income from operations	15,394	9,714
Interest expense, net	8,208	5,073
Net income attributable to common stockholders	$7,186	$4,641
One of the Company’s objectives is to provide cash distributions to its stockholders from cash generated by the Company’s operations. The purchase of real estate assets and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of the Company’s business plan in order to generate cash from operations. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO which the Company believes is an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company’s net income as determined under GAAP.
The Company defines FFO, consistent with NAREIT’s definition, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.
The Company, along with others in the real estate industry, consider FFO to be an appropriate supplemental measure of a REIT’s operating performance because it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation and amortization and asset impairment write-downs, which the Company believes provides a more complete understanding of its performance to investors and to its management, and when compared year over year, reflects the impact on the Company’s operations from trends in occupancy.
Publicly registered, non-listed REITs, such as the Company, typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operations. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that publicly registered, non-listed REITs, like the Company, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. The Company will use cash flows from operations and debt financings to acquire real estate assets and real estate-related investments, and the Company's board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable; however, the Company's board of directors does not anticipate evaluating a liquidity event (i.e., listing of its shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of its assets, or another similar transaction) until five to seven years after the termination of the primary offering of the Company's initial public offering, which is generally comparable to other publicly registered, non-listed REITs. Thus, the Company does not intend to continuously purchase real estate assets and intends to have a limited life. Due to these factors and other unique features of publicly registered, non-listed REITs, the IPA has standardized a measure known as modified funds from operations, or MFFO, which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT. MFFO is a metric used by management to evaluate sustainable performance and dividend policy. MFFO is not equivalent to the Company’s net income as determined under GAAP.
The Company defines MFFO, a non-GAAP measure, consistent with the IPA’s definition in its Practice Guideline: FFO further adjusted for the following items included in the determination of GAAP net income; acquisition fees and expenses; amounts related to straight-line rental income and amortization of above and below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, adjustments related to contingent purchase price obligations where such adjustments have been included in the derivation of GAAP net income, and after adjustments for a consolidated and unconsolidated partnership and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The Company’s MFFO calculation complies with the IPA’s Practice Guideline, described above. In calculating MFFO, the Company excludes amortization of above and below-market leases, amounts related to straight-line rents (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payment) and ineffectiveness of interest rate swaps. The other adjustments included in the IPA’s Practice Guideline are not applicable to the Company.

	Three Months Ended June 30,
	2018	2017
Net income attributable to common stockholders	$7,186	$4,641
Adjustments:
Depreciation and amortization	14,282	9,025
FFO attributable to common stockholders	$21,468	$13,666
Adjustments:
Amortization of intangible assets and liabilities (1)	(1,085)	(222)
Straight-line rents (2)	(3,372)	(2,610)
Ineffectiveness of interest rate swaps	38	$(10)
MFFO attributable to common stockholders	$17,049	$10,824
Weighted average common shares outstanding - basic	129,926,130	94,910,818
Weighted average common shares outstanding - diluted	129,948,432	94,925,665
Net income per common share - basic	$0.06	$0.05
Net income per common share - diluted	$0.06	$0.05
FFO per common share - basic	$0.17	$0.14
FFO per common share - diluted	$0.17	$0.14

(1)
Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and are amortized, similar to depreciation and amortization of real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.

(2)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays if applicable). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with our analysis of operating performance.

About Carter Validus Mission Critical REIT II, Inc.
Carter Validus Mission Critical REIT II, Inc. is a non-traded, publicly registered real estate investment trust that engages in the acquisition of quality income-producing commercial real estate with a focus on data centers and healthcare facilities, preferably with long-term net leases to creditworthy tenants. As of June 30, 2018, the Company owned 57 real estate investments, consisting of 75 properties located in 38 MSAs across the United States. As of June 30, 2018, the Company's data center portfolio consisted of 28 properties and its healthcare portfolio consisted of 47 properties with a diversified focus, including medical office buildings, specialty surgical centers, and hospital properties.
Media Contact:
Cynthia Etheredge
Marketing Director
cetheredge@cvreit.com
813-316-4323
Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of federal securities laws and regulations. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Carter Validus Mission Critical REIT II, Inc.’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.